Exhibit 5.1

600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com

May 19, 2008

BJ Services Company

4601 Westway Park Blvd.

Houston, Texas 77041

Re:	BJ Services Company – $250,000,000 aggregate principal amount of 6% Senior Notes due 2018.

Ladies and Gentlemen:

We have acted as special counsel to BJ Services Company, a Delaware corporation (the “Company”), in connection with the public offering of $250,000,000 aggregate principal amount of its 6% Senior Notes due 2018 (the “Notes”). The Notes are being issued under an Indenture dated as of June 8, 2006 (the “Base Indenture”), among the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented by the Third Supplemental Indenture thereto dated as of May 19, 2008 (the “Supplemental Indenture”), between the Company and the Trustee. The Base Indenture, as amended and supplemented by the Supplemental Indenture, is referenced herein as the “Indenture.” The Notes are being sold pursuant to a Purchase Agreement dated as of May 14, 2008 (the “Purchase Agreement”), among the Company Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Citigroup Global Markets Inc. (“Citi”) and each of the other underwriters named in Schedule A thereto for whom Merrill Lynch and Citi are acting as representatives.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i) the registration statement on Form S-3 (Registration No. 333-134724) filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 5, 2006 (such registration statement, including the form of prospectus included therein and the documents incorporated by reference therein, being referred to herein as the “Registration Statement”);

(ii) the prospectus dated June 5, 2006, included in the Registration Statement, relating to the offering from time to time of the Company’s debt securities (the “Base Prospectus”);

(iii) the preliminary prospectus supplement dated May 14, 2008, relating to the Notes, in the form filed on May 14, 2008 with the SEC, pursuant to Rule 424(b)(3) under the Securities Act (such prospectus supplement, together with the Base Prospectus, being referred to herein as the “Preliminary Prospectus”);

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BJ Services Company

May 19, 2008

(iv) the term sheet relating to the Notes, filed on May 15, 2008 with the SEC as a free writing prospectus, pursuant to Rules 164 and 433 under the Securities Act;

(v) the prospectus supplement dated May 14, 2008, relating to the Notes, in the form filed on May 15, 2008 with the SEC, pursuant to Rule 424(b)(2) under the Securities Act (such prospectus supplement, together with the Base Prospectus, being referred to herein as the “Prospectus”);

(vi) the Purchase Agreement;

(vii) the Indenture;

(viii) the form of the Notes attached to the Supplemental Indenture;

(ix) the global note (the “Global Note”) executed by the Company pursuant to the Indenture, in the aggregate principal amount of $250,000,000, representing the Notes purchased and sold pursuant to the Purchase Agreement;

(x) the certificate of incorporation and bylaws of the Company, in each case as amended to date; and

(xi) resolutions adopted by the board of directors of the Company and resolutions adopted by the pricing committee of such board of directors, relating to the Registration Statement, the Notes, the Indenture and related matters.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except as set forth below, the validity and binding effect on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

BJ Services Company

May 19, 2008

We express no opinion other than as to the laws of the State of New York that are normally applicable to transactions of the type contemplated by the Purchase Agreement, the Indenture and the Notes.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (i) the Supplemental Indenture (in the form examined by us) has been duly executed and delivered by the Company and the Trustee in accordance with the terms of the Base Indenture and (ii) the Global Note (in the form examined by us) has been duly executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and has been delivered in accordance with the terms of the Purchase Agreement and the Indenture, the Notes will constitute valid and legally binding obligations of the Company.

Our opinion above is subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.

In rendering the opinions expressed below with respect to the Notes, we have assumed that the form and terms of such Notes, the issuance, sale and delivery thereof by the Company, and the incurrence and performance of the Company’s obligations thereunder or in respect thereof (including, without limitation, its obligations under the Indenture with respect to the Notes) in accordance with the terms thereof, will comply with, and will not violate, any applicable order, judgment, decree or award, or any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument, in each case, binding upon the Company, or to which the issuance, sale and delivery of such Notes, or the incurrence and performance of such obligations, may be subject.

We hereby consent to the filing of this opinion with the SEC as an exhibit to a Current Report of the Company on Form 8-K and to the reference to this firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein, or of any subsequent changes in applicable law.

Very truly yours,

/s/ Andrews Kurth LLP